UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2018

VALERO ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	1-36232	90-1006559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2018, Valero Energy Partners LP (the “Partnership”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Valero Energy Corporation (“VLO”), Forest Merger Sub, LLC, an indirect wholly owned subsidiary of VLO (“Merger Sub”), and Valero Energy Partners GP LLC, the general partner of the Partnership (the “General Partner”), pursuant to which Merger Sub will merge with and into the Partnership (the “Merger” and, together with the Merger Agreement and the other transactions contemplated thereby, the “Transaction”), the separate existence of Merger Sub will cease and the Partnership will survive and continue to exist as a Delaware limited partnership.

Pursuant to the Merger Agreement, at the effective time, subject to the terms and conditions set forth therein, each of the common units representing limited partner interests in the Partnership (the “Common Units”), other than Common Units owned by VLO and its subsidiaries, will be converted into the right to receive $42.25 per Common Unit in cash without any interest thereon and all such Common Units will be automatically canceled and cease to exist. The Partnership’s incentive distribution rights and general partner interest, and the Common Units owned by VLO and its subsidiaries, other than the Partnership and its subsidiaries, will be unaffected by the Merger and will remain issued and outstanding in the Partnership, with no consideration being delivered in respect thereof.

The Merger Agreement includes customary representations and warranties and covenants, including, among others, a covenant that the Partnership will conduct its business in the ordinary course, consistent with past practice, during the interim period between the execution of the Merger Agreement and the consummation of the Transaction. The Partnership has agreed not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited alternative business combinations. In addition, the Merger Agreement provides that holders of the Partnership’s Common Units will receive a quarterly cash distribution of at least $0.551 per Common Unit for the third quarter of 2018 (the “Third Quarter Distribution”). However, prior to the closing of the Transaction, the General Partner may not declare, and the Partnership may not pay, any distribution other than the Third Quarter Distribution without the prior written consent of VLO.

The Merger Agreement also includes customary closing conditions, including, among others, (i) the approval of the Transaction by a majority of the outstanding Common Units, (ii) the absence of any law or injunction prohibiting the consummation of the Transaction, (iii) the effectiveness of an information statement to be filed by the Partnership on Schedule 14C and (iv) with respect to VLO, the absence of a material adverse effect with respect to the Partnership. The Merger Agreement contains provisions granting each of VLO and the Partnership the right to terminate the Merger Agreement for certain reasons, including, among others, (i) by either VLO or the Partnership if the Merger has not been completed by July 18, 2019, (ii) by VLO in response to a change in recommendation by the board of directors of the General Partner (the “GP Board”) or (iii) by the Partnership, if the GP Board, subject to the conditions set forth in the Merger Agreement, determines in good faith that, in connection with certain intervening events, the failure to terminate the Merger Agreement would be a breach of its duties to the unaffiliated holders of Common Units under applicable law, as modified by the Partnership’s limited partnership agreement, or the Partnership’s limited partnership agreement.

Simultaneously with the execution of the Merger Agreement, the Partnership and an indirect wholly owned subsidiary of VLO that is the record holder of a majority of the outstanding Common Units entered into a Support Agreement (the “Support Agreement”) whereby such subsidiary has agreed to deliver a written consent approving the Transaction prior to the closing thereof. The written consent delivered pursuant to the Support Agreement will constitute the requisite vote of the Partnership’s Common Units to approve the Transaction. As a result, the Partnership has not solicited and is not soliciting approval of the Transaction by holders of the Partnership’s Common Units. The Support Agreement will terminate upon the earliest of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the election of such subsidiary following a change in recommendation by the GP Board in accordance with the terms of the Merger Agreement or (iv) the mutual written agreement of the parties thereto.

The board of directors of VLO (the “VLO Board”) delegated to a special committee consisting of VLO Board members who do not own any Common Units (the “VLO Special Committee”) the full power, authority and responsibility to review, evaluate, negotiate and approve the Transaction, for and on behalf of the VLO Board and VLO. The VLO Special Committee has unanimously approved the Transaction.

The GP Board directed its Conflicts Committee, composed entirely of independent directors (the “GP Conflicts Committee”), to review, evaluate, negotiate and provide special approval of the Transaction. The GP Conflicts Committee, after consultation with its independent legal and financial advisors, and following negotiations between the GP Conflicts Committee and the VLO Special Committee, unanimously approved the Transaction and determined that the Transaction is fair and reasonable to the unaffiliated holders of the Partnership’s Common Units and in the best interest of the Partnership. Following the determination of the GP Conflicts Committee, the GP Board unanimously approved the Transaction and determined that the Transaction is fair and reasonable to the unaffiliated holders of the Partnership’s Common Units and in the best interest of the Partnership.

The foregoing description of the Merger Agreement and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and Support Agreement, which are attached hereto as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference. The representations, warranties and covenants set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the parties to the Merger Agreement and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (a) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by any contracting party after termination of the Merger Agreement, except as a result of intentional and material breach or intentional fraud, and (b) were made only as of the date specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in VLO’s or the Partnership’s public disclosures. Accordingly, the Merger Agreement is incorporated by reference herein only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Partnership, VLO or their respective affiliates or businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Merger Agreement, the Partnership, VLO and their respective affiliates and businesses that will be contained in, or incorporated by reference into, the filings that the Partnership and VLO make with the Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements

This report may include “forward-looking statements.” The safe harbor provisions under Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 do not apply to forward-looking statements made or referred to in this report. All statements, other than historical facts included in this report, are forward-looking statements. The forward-looking statements contained herein include statements related to the Transaction as described above. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of VLO and the Partnership, including the risk that the proposed Transaction is not consummated at all. All forward-looking statements speak only as of the date of this report. Although VLO and the Partnership believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

VLO and/or the Partnership’s ability to consummate the proposed Transaction and their respective businesses may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond the control of VLO and the Partnership. These factors include, but are not limited to, failure of closing conditions and changes to business plans, as circumstances warrant. For a full discussion of these risks and uncertainties and other factors, please refer to VLO’s and the Partnership’s respective Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC, as updated and supplemented by subsequent filings with the SEC. All forward-looking statements included in this report are expressly qualified in their entirety by such cautionary statements. VLO and the Partnership expressly disclaim any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this report except as required by applicable law.

Important Information About the Proposed Transaction

In connection with the proposed Transaction, the Partnership will prepare an information statement to be filed with the SEC that will provide additional important information concerning the proposed Transaction. When completed, a definitive information statement will be mailed to the Partnership’s unitholders. THE PARTNERSHIP’S UNITHOLDERS ARE STRONGLY ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PARTNERSHIP’S INFORMATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Partnership’s unitholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. The Partnership’s unitholders will also be able to obtain, without charge, a copy of the information statement and other documents relating to the proposed Transaction (when available) at www.valeroenergypartners.com.

Item 7.01 Regulation FD Disclosure.

On October 18, 2018, the Partnership and VLO issued a joint press release announcing entry into the Merger Agreement, as well as the Partnership’s distribution for the third quarter of 2018. The press release is furnished as Exhibit 99.1.

This information is being furnished, not filed, pursuant to Regulation FD. Accordingly, this information will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act, unless specifically identified therein as being incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 18, 2018, by and among Valero Energy Corporation, Forest Merger Sub, LLC, Valero Energy Partners LP and Valero Energy Partners GP LLC.

10.1	Support Agreement, dated as of October 18, 2018, by and between Valero Energy Partners LP and Valero Terminaling and Distribution Company.

99.1	Press release, dated October 18, 2018.

*

Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Valero Energy Partners LP agrees to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY PARTNERS LP

	By:	Valero Energy Partners GP LLC, its general partner

Date: October 18, 2018	By:	/s/ Donna M. Titzman
Donna M. Titzman
Executive Vice President and Chief Financial Officer